PixTech


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                    EMPLOYMENT AGREEMENT JEAN-JACQUES LOUART
                               AS OF APRIL 7, 1997
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1.   EMPLOYMENT

     Our Company hires you, as soon as possible and not later than June 30, 1997, as Vice President, Operations, Cadre position IIIC.

     The present agreement is signed for an undetermined period starting on the date you shall join the Company.

     It shall become permanent after a three month trial during which we are free to part without notice nor compensation.

     To be valid, any modification to the present agreement, any addition to be brought, should be written and signed by both the Company and yourself.

     Besides the following arrangements, the present agreement is governed by :

     o    the Convention Collective de la Metallurgie,

     o the rules of the working organization and regulations which are or shall be into effect within the Company.

     You declare not to have any economical or personal interest in any company or organization likely to compete with the activity of the Company, not to be bound to any firm, to have left your previous employer free of any commitment and not to be bound by any non-competition agreement likely to limit in any way your action within the present agreement.

2.   JOB DESCRIPTION

     You shall assume the responsibilities lying with the position of a V. P. of Operations within a Company of the size of PixTech.

     According to the development of your activities or that of the Company, the Company is authorized to modify this position or to add new assignments in accordance with your background and experience.

3.   OBLIGATION

     You shall follow the instructions and orders of the person under which authority you shall be placed.

     You shall have in particular to :

     o exclusively devote your professional activity to the Company and not take any interest into activities likely to compete with the Company's.

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     o    exercise all reasonable precautions to protect the integrity of the
          Company's secret trade during your employment as well as during the three years following its termination, regarding any business or information related to the activities of the Company or of affiliated companies, either economically or from an organization standpoint, and which are not intended to be public.

Should the present agreement be terminated by any of the parties for whatever reason, you agree not to act, for your own account of for a third party's in order to hire the personnel of the Company or any person having been a member of its personnel during the year preceding your departure as well as during the year following it.

4.   COMPENSATION

The annual gross compensation for your position shall be FF 600,000 (six hundred thousand) including a 13th month. This annual compensation is payable on 12 installments and takes into account any overtime work related to your position and your responsibilities.

     In addition, you shall benefit from :

     - the grant of 60,000 options of PixTech, Inc.

     - the use of a Company car.

     You shall benefit from the social advantages granted to the personnel of your category, in particular regarding the retirement and health insurance.

5.   VACATION

     You shall benefit from the annual paid vacation as defined by the Company and the Convention Collective.

6.   MOVING CLAUSE

     Your shall be working in Montpellier. However, if need be, you might be appointed in any department or affiliated companies or firms in France, juridically linked with the Company. This new position shall be notified to you two months from its start.

7.   TRAVEL EXPENSES

     You shall travel in France and abroad as your position requires, whatever the length and the frequency. The Company shall reimburse the expenses incurred during such trips.

     For the purpose of your travels for the Company, you shall use the Company car which is at your disposal or a rented vehicle.

     Should you have to use your personal vehicle, you should have subscribed an insurance which allows you to use it during your working time. This insurance should cover:

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     o    without limitation the civil liability which might result from the use of the vehicle,

     o    the guaranty of the potential injuries to the persons transported,

     o include a clause of renunciation to any action against the Company due to the use of the vehicle for the purpose of your work.

If not, any accident or damage or injury would be your responsibility and in no event that of the Company.

8.   NON-COMPETION CLAUSE

     Should the present agreement be terminated by any one of the parties, whatever the reason, it is expressly agreed that you shall not either in France or abroad :

     o work for any company manufacturing or selling products or services likely to compete with those of the Company in the field of Field Emission Displays, and in particular with the following companies :
          FED Corp., Candescent Technology (formerly Silicon Video), SI Diamond, Philips, Samsung, Sony, Mitsubishi, Matsushita, Hitachi, Toshiba, Motorola, Raytheon, Futaba ;

     o found for your own account a company with the same activity or participating directly or indirectly in such a company even as sleeping partner ;

     o solicit for your own account or for third parties', whatever your position, the customers of the Company.

     The execution of the present clause is limited to a one year period starting from the date of your departure of the Company. It may be renewed once by the Company.

     The Company may reduce the term of the application period of the non-competition clause or may renounce partly or totally or may reduce its geographical area.

     Should the Company decide to apply this clause you would receive a compensation as defined by the enforced regulation. No compensation would be paid should the Company renounce to apply this clause.

9.   INTELLECTUAL OR INDUSTRIAL PROPERTY RIGHTS

     Your activity includes an inventive mission. Should you realize any invention patentable or not, create designs or models, methods, programs, formulas or processes in relation with the activities, studies or research of the Company and likely to be patentable, the resulting intellectual or industrial property would belong to the Company.

     Your annual compensation takes this inventive mission into account and compensates for its results.

     However, should you without the assistance of the Company, realize an invention or a creation as described above, but not related to the activities,

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     studies or research of the Company, the resulting intellectual or industrial property rights would belong to you.

10.  TERMINATION OF EMPLOYMENT AGREEMENT

     Should the present employment agreement be terminated for whatever reason (resignation, dismissal, retirement, sickness leave), you agree to give back to the Company, the day of your departure, and whatever the term of the present agreement, all documents, reports, drawings, plans, lists, credit cards and correspondence as well as any equipment or products and cars belonging to the Company.

     The present agreement cannot be terminated except with the observance of the conventional notice according to the enforced law.

11.  RETIREMENT AND HEALTH INSURANCE

     You shall benefit from the date of your joining the Company, from a retirement and health insurance plan subscribed by PixTech for its personnel by the Capricel/Irpelec, Groupe Magdebourg, 45777 Saran and to which the membership is mandatory. You shall also benefit from the social advantages granted by the Company to its personnel.

12.  DISCRETION

     You shall not, during your employment or at a later date, give, provide, supply in whatever way to any person, company, firm or association the name or address of any of the customers of the Company, trade secret or confidential information related to the activities of the Company or the members of its personnel, except with written authorization of one of its legal representatives.

In order to state your agreement on all of the above, please return to us one copy of the present agreement after having initialed each page and signed the last one after having handwritten "Read, approved and agreed".

Done in Rousset, April 7th, 1997 In two originals.


The Company,                                    Jean-Jacques Louart
By : /s/ Yves Morel                             By : /s/ Jean-Jacques Louart
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Yves Morel,
Chief Financial Officer